Exhibit 99

National Fuel Gas Company	Financial News

6363 Main Street/Williamsville, NY 14221

James C. Welch
Investor Relations
716-857-6987
Release Date: Immediate August 6, 2009
Ronald J. Tanski
Treasurer
716-857-6981
NATIONAL FUEL REPORTS THIRD QUARTER EARNINGS
Williamsville, New York: National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE:NFG) today announced consolidated earnings for the third quarter of fiscal 2009 and for the nine months ended June 30, 2009.
HIGHLIGHTS
•	Earnings for the third quarter were $42.9 million or $0.53 per share, a decrease of $17.0 million, or $0.19 per share from the third quarter of 2008. A 33% decrease in average commodity prices realized in the quarter this year in the Exploration and Production segment was the main driver of the decrease in earnings.

•	Production in the Exploration and Production segment for the current quarter increased over 12% with increases in all three divisions. Appalachian and Gulf of Mexico production each increased 16%. California production increased 7% during the quarter. Total production for the entire 2009 fiscal year is expected to be in the upper half of the previously announced range of 38 to 44 billion cubic feet equivalent (“Bcfe”).

•	Seneca Resources Corporation (“Seneca”) and joint-venture partner EOG Resources, Inc. (“EOG”) have now completed and flow tested four horizontal Marcellus Shale wells at an average initial production (“IP”) rate of 2.3 million cubic feet per day (“MMCFD”). Seneca estimates 4 to 8 trillion cubic feet (“TCF”) of net risked Marcellus resource potential across an area of 720,000 acres that it considers to be prospective in the Marcellus Shale.

•	The Company is revising its GAAP earnings guidance range for fiscal 2009 to a range of $1.20 to $1.30 per share. The previous guidance range had been $0.95 to $1.10 per share.

•	The Company’s preliminary GAAP earnings guidance for fiscal 2010 is in the range of $2.30 to $2.60 per share. The 2010 preliminary guidance includes oil and gas production for the Exploration and Production segment in the range of 42 to 48 billion cubic feet equivalent (“Bcfe”) and is based on an assumed average NYMEX price, exclusive of basis differential, of $5.00 per Million British Thermal Units (“MMBtu”) for natural gas and $75.00 per barrel (“Bbl”) for crude oil.

•	A conference call is scheduled for Friday, August 7, 2009, at 11:00 a.m. Eastern Time.
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MANAGEMENT COMMENTS
     David F. Smith, Chief Executive Officer and President of National Fuel Gas Company stated: “It’s no surprise that the dramatic drop in commodity prices compared to a year ago had a considerable impact on the earnings of our Exploration and Production segment and Pipeline and Storage segment. But putting aside the effect of commodity price changes, the third quarter was another strong quarter for the Company. Production was up 12% over the prior year, and our regulated operations delivered another quarter of consistent results.”
“We continue to execute on our Appalachian growth strategy. Last month, we spudded our first Seneca operated Marcellus Shale horizontal well and we commenced construction of National Fuel Gas Midstream Corporation’s first Appalachian-region gathering system. While the Marcellus Shale remains our top priority, we believe the current economic climate will create opportunities to invest in additional energy properties, such as our recently announced acquisition of production properties in California. The balance among our various operating segments continues to provide a solid base of earnings and financial strength to allow us to capitalize on these opportunities and others going forward.”
“As we prepare for our next heating season, we are injecting natural gas into storage at rates that are substantially below last year’s prices. These lower prices should help our customers moderate their utility bills over the upcoming heating season.”
SUMMARY OF RESULTS
     National Fuel had consolidated earnings for the quarter ended June 30, 2009, of $42.9 million or $0.53 per share, a decrease of $17.0 million, or $0.19 per share, from the prior year’s third quarter earnings of $59.9 million or $0.72 per share. The per share amounts reflect a lower number of shares outstanding in the current quarter resulting mainly from the impact of the Company’s repurchase of approximately 5.2 million shares of National Fuel common stock in the prior fiscal year. (note: all references to earnings per share are to diluted earnings per share, all amounts are stated in U.S. dollars and all amounts used in the discussions of earnings and operating results before items impacting comparability (“Operating Results”) are stated on an after tax basis, unless otherwise noted.)
     Consolidated earnings for the nine months ended June 30, 2009, of $73.7 million, or $0.92 per share, decreased $151.8 million, or $1.73 per share, from the same period in the prior year, where earnings were $225.5 million, or $2.65 per share.
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	Three Months		Nine Months
	Ended June 30,		Ended June 30,
(in thousands except per share amounts)	2009	2008	2009	2008
Reported GAAP earnings	$42,904	$59,855	$73,710	$225,463
Items impacting comparability[1]:
Gain on sale of turbine				(586)
Impairment of oil and gas producing properties			108,207
Impairment of investment in partnership			1,085
Gain on life insurance proceeds			(2,312)

Operating Results	$42,904	$59,855	$180,690	$224,877

Reported GAAP earnings per share	$0.53	$0.72	$0.92	$2.65
Items impacting comparability[1]:
Gain on sale of turbine				(0.01)
Impairment of oil and gas producing properties			1.35
Impairment of investment in partnership			0.01
Gain on life insurance proceeds			(0.03)

Earnings excluding these items	$0.53	$0.72	$2.25	$2.64

[1]	See discussion of these individual items below.
     As outlined in the table above, certain items included in GAAP earnings impacted the comparability of the Company’s financial results when comparing the nine months ended June 30, 2009, to the comparable period in fiscal 2008. Excluding these items, Operating Results for the nine months ended June 30, 2009, of $180.7 million, or $2.25 per share, decreased $44.2 million, or $0.39 per share. Items impacting comparability will be discussed in more detail within the discussion of segment earnings below.
DISCUSSION OF RESULTS BY SEGMENT
     (The following discussion of earnings for each segment is summarized in a tabular form at pages 10 through 13 of this report. It may be helpful to refer to those tables while reviewing this discussion.)
Exploration and Production Segment
     The Exploration and Production segment operations are carried out by Seneca Resources Corporation (“Seneca”). Seneca explores for, develops and purchases natural gas and oil reserves in California, in the Appalachian region, and in the Gulf of Mexico.
     The Exploration and Production segment’s earnings in the third quarter of fiscal 2009 of $27.1 million, or $0.33 per share, decreased $12.7 million, or $0.15 per share, when compared with the prior year’s third quarter. The decrease was primarily due to lower crude oil and natural gas prices realized after hedging. Higher production across all three divisions, lower lease operating expenses (“LOE”) and a lower effective tax rate partially offset the impact of lower commodity prices. The decrease in LOE is due to lower steam fuel costs in California.
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     For the quarter ended June 30, 2009, the weighted average oil price received by Seneca (after hedging) was $67.19 per Bbl, a decrease of $22.36 per Bbl from the prior year’s quarter. The weighted average natural gas price received by Seneca (after hedging) for the quarter ended June 30, 2009, was $5.94 per thousand cubic feet (“Mcf”), a decrease of $3.79 per Mcf.
     Overall crude oil and natural gas production for the current quarter of 11.5 Bcfe increased over 12 percent compared to the prior year’s third quarter. Production increased 16 percent in both the Gulf of Mexico and Appalachian region and seven percent in California.
     The Exploration and Production segment’s loss of $38.4 million, or $0.47 per share, for the nine months ended June 30, 2009, compares to earnings of $108.4 million, or $1.28 per share, for the nine months ended June 30, 2008. The decrease was due to a non-cash charge of $108.2 million in the first quarter of fiscal 2009 to write down the value of Seneca’s oil and natural gas producing properties.
     Seneca uses the full cost method of accounting for determining the book value of its oil and natural gas properties. This accounting method requires that Seneca perform a quarterly “ceiling test” to compare the present value of future revenues from its oil and natural gas reserves based on period end spot prices (the “ceiling”) with the book value of those reserves at the balance sheet date. If the book value of the reserves exceeds the ceiling calculation, a non-cash charge, or impairment, must be recorded in order to reduce the book value of the reserves to the calculated ceiling. The impairment was mainly driven by a significant decrease in commodity prices.
     Excluding the impact of the ceiling test charge in the first quarter of fiscal 2009, Operating Results for the nine months ended June 30, 2009, of $69.8 million or $0.88 per share decreased $38.5 million, or $0.40 per share, from the prior year. The decrease was primarily due to lower crude oil and natural gas prices realized after hedging. For the nine months ended June 30, 2009, the weighted average oil price received by Seneca (after hedging) was $62.67 per Bbl, a decrease of $17.30 per Bbl from the prior year’s nine-month period. The weighted average natural gas price received by Seneca (after hedging) for the nine months ended June 30, 2009, was $7.28 per Mcf, a decrease of $1.67 per Mcf.
     Overall production for the nine months ended June 30, 2009, was 31.2 Bcfe compared to 31.3 Bcfe for the prior year nine-month period. Lower production in the Gulf of Mexico as a result of curtailments due to Hurricane Ike, was offset by increases in both California and Appalachia.
     Other items impacting Operating Results for the nine months ended June 30, 2009, were lower depletion and LOE and higher general and administrative (“G&A”) expenses. The impact of lower state income taxes had a positive impact on earnings for the current nine month period. The decrease in depletion expense was mainly due to a lower depletable base resulting from the ceiling test impairment recorded in the first quarter of fiscal 2009 described above. The decrease in LOE is due to lower steam fuel costs in California, lower workover expenses and the shut-in of certain properties related to Hurricane Ike in the Gulf of Mexico. The increase in G&A expenses is due to additional staffing and other costs in the East division, and a bad debt charge related to a refiner bankruptcy in California.
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Seneca continues to evaluate and develop the Company’s significant Marcellus Shale acreage position. Seneca and joint-venture partner EOG have now completed and flow tested four horizontal Marcellus Shale wells. The IP rates of those wells ranged from 1.4 to 3.3 million cubic feet per day (“MMCFD”) and averaged 2.3 MMCFD. Seneca has also drilled seven vertical wells outside of the joint venture with EOG and is currently drilling its second Seneca-operated horizontal well in Tioga County, Pennsylvania. Seneca estimates 4 to 8 TCF of net risked Marcellus resource potential across an area of 720,000 acres that it considers to be prospective in the Marcellus Shale. This estimate is based upon certain risk assumptions that vary across the acreage.
On July 17, 2009, Seneca completed the purchase of Ivanhoe Energy’s U.S. oil and gas subsidiary for $39.2 million. Assets acquired include proved oil and gas reserves of 1.8 million barrels of oil equivalent (“MMBOE”) and approximately $5 million of other assets, such that the cost of the reserves was approximately $34 million, or $19 per proved Bbl.
Pipeline and Storage Segment
     The Pipeline and Storage segment operations are carried out by National Fuel Gas Supply Corporation (“Supply Corporation”) and Empire Pipeline, Inc. (“Empire”). These companies provide natural gas transportation and storage services to affiliated and non-affiliated companies through an integrated system of pipelines and underground natural gas storage fields in western New York and western Pennsylvania.
     The Pipeline and Storage segment’s earnings of $9.2 million, for the quarter ended June 30, 2009, decreased $3.3 million when compared with the same period in the prior fiscal year. The decrease was primarily due to lower efficiency gas revenues, mainly the result of lower commodity prices and lower transported volumes during the quarter. Higher transportation revenues from the Empire Connector, which was placed in service in mid December 2008, partially offset these decreases. Higher interest expense and a lower allowance for funds used during construction (“AFUDC”) in the third quarter of the current fiscal year also contributed to the decrease in earnings compared to the prior year’s third quarter.
     The Pipeline and Storage segment’s earnings of $41.6 million for the nine months ended June 30, 2009, increased $0.7 million when compared with the nine months ended June 30, 2008. The increase is due to higher transportation revenues, mainly the result of incremental revenue from the Empire Connector, which was placed in service in mid December 2008 and the addition of several new contracts for firm transportation services. Higher AFUDC related to the construction of the Empire Connector also contributed to the increase in earnings for the current nine-month period. Partially offsetting the increased earnings were lower efficiency gas revenues mainly due to lower natural gas prices, higher depreciation expense and higher interest expense during the current nine month period.
Utility Segment
     The Utility segment operations are carried out by National Fuel Gas Distribution Corporation (“Distribution”), which sells or transports natural gas to customers located in western New York and northwestern Pennsylvania. The Utility segment’s earnings of $5.4 million, or $0.07 per
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share, for the quarter ended June 30, 2009, compares to earnings of $7.8 million, or $0.09 per share, for the quarter ended June 30, 2008.
     In the New York Division, earnings decreased $1.1 million. The decrease is primarily due to higher interest expense partially offset by lower operating expenses. In the Pennsylvania Division, earnings decreased $1.3 million. The decrease is mainly due to lower customer usage due to customer conservation efforts and higher interest expense.
     The Utility segment’s earnings of $60.3 million for the nine months ended June 30, 2009, decreased $1.9 million compared to the nine months ended June 30, 2008. Earnings in Distribution’s New York Division for the nine months ended June 30, 2009, of $40.7 million decreased $0.5 million compared to the prior year. Lower margins in the first quarter of fiscal 2009 primarily as a result of the rate design change approved by the New York State Public Service Commission’s December 28, 2007 rate order and higher interest expense more than offset the impact of lower operating expenses.
     For the nine months ended June 30, 2009, earnings in Distribution’s Pennsylvania Division of $19.6 million decreased $1.4 million compared to the prior year. The positive impact of colder weather and lower interest expense was offset by lower customer usage per account, higher bad debt expense and a higher effective tax rate.
Energy Marketing
     National Fuel Resources, Inc. (“NFR”) comprises the Company’s Energy Marketing segment. NFR markets natural gas to industrial, wholesale, commercial, public authority and residential customers primarily in western and central New York and northwestern Pennsylvania, offering competitively priced natural gas to its customers.
     The Energy Marketing segment’s earnings for the quarter ended June 30, 2009, of $1.3 million increased $0.9 million compared to the third quarter of last year. Earnings increased as a result of lower bad debt expense and higher margins, primarily driven by lower pipeline transportation fuel costs due to lower natural gas commodity prices.
     The Energy Marketing segment’s earnings for the nine months ended June 30, 2009, of $7.5 million increased $0.4 million compared to the prior year. An increase in margin and lower operating expenses due to lower bad debt expense were somewhat offset by higher state income taxes.
Corporate and All Other
     Other active, wholly owned subsidiaries of the Company include Highland Forest Resources, Inc., a corporation that markets high quality hardwoods from New York and Pennsylvania land holdings; Horizon LFG, Inc., a corporation engaged, through subsidiaries, in the purchase, processing, transportation and sale of landfill gas; and Horizon Power, Inc., a corporation that develops and owns independent electric generation facilities that are fueled by natural gas or landfill gas.
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     The Corporate and All Other category had a loss of $0.1 million for the quarter ended June 30, 2009 compared to a loss of $0.8 million in the prior year’s third quarter. Expenses related to a proxy contest in fiscal 2008 did not recur in the current year and lower income taxes were the primary reasons for the decreased loss. The positive impact of these items was partially offset by lower income from unconsolidated subsidiaries and higher interest expense.
     Earnings in the Corporate and All Other category for the nine months ended June 30, 2009, were $2.7 million, a decrease of $4.1 million when compared to the prior year’s earnings. The comparability of the results for the nine months ended June 30, 2009, is impacted by a $0.6 million gain in the second quarter of fiscal 2008 related to the sale of a gas-powered turbine that the Company had previously planned to use in the development of a co-generation plant, and in the first quarter of fiscal 2009, by a $2.3 million gain recognized on executive life insurance policies and a $1.1 million impairment in the value of Horizon Power’s 50 percent investment in Energy Systems North East, LLC, a partnership that owns an 80-megawatt combined cycle, natural gas-fired power plant in the town of North East, Pennsylvania. Excluding these items, Operating Results decreased $4.8 million. Lower margins from the timber operations as a result of decreased sales volumes and prices, lower margins in the landfill gas operations and a decrease in income from unconsolidated subsidiaries contributed to the decrease in Operating Results. The non-recurrence of expenses related to the proxy contest, noted above, and lower income taxes partially offset the decrease in Operating Results.
EARNINGS GUIDANCE
     The Company is revising its earnings guidance for fiscal 2009 to reflect actual results for the nine months ended June 30, 2009. The revised GAAP earnings range is $1.20 to $1.30 per share. The previous guidance range had been $0.95 to $1.10 per share. The revised guidance includes actual results for the first nine months of fiscal 2009, the impairment charge recorded in the first quarter, forecasted oil and gas production for fiscal 2009 for the Exploration and Production segment in the upper half of the previously announced range of 38 to 44 Bcfe, hedges currently in place, and NYMEX equivalent flat commodity pricing on non-hedged volumes exclusive of basis differential, of $3.53 per MMBtu for natural gas and $60.50 per Bbl for crude oil.
     The Company’s preliminary GAAP earnings guidance for fiscal 2010 is in the range of $2.30 to $2.60 per share. This includes oil and gas production for the Exploration and Production segment in the range of 42 to 48 Bcfe and is based on an assumed average NYMEX price, exclusive of basis differential, of $5.00 per MMBtu for natural gas and $75.00 per Bbl for crude oil. Further details regarding the production guidance are included on page 24 of this document.
EARNINGS TELECONFERENCE
     The Company will host a conference call on Friday, August 7, 2009, at 11 a.m. (Eastern Time) to discuss this announcement. There are two ways to access this call. For those with Internet access, visit the investor relations page at National Fuel’s Web site at investor.nationalfuelgas.com. For those without Internet access, access is also provided by dialing (toll-free) 1-866-700-7441, and using the passcode “18477482.” For those unable to listen to the live conference call, a replay will be available at approximately 2 p.m. (Eastern Time) at the same Web site link and by phone at (toll free) 888-286-8010 using passcode
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“79992917.” Both the webcast and telephonic replay will be available until the close of business on Tuesday, September 8, 2009.
     National Fuel is an integrated energy company with $4.4 billion in assets comprised of the following four operating segments: Exploration and Production, Pipeline and Storage, Utility, and Energy Marketing. Additional information about National Fuel is available on its Internet Web site: http://www.nationalfuelgas.com or through its investor information service at 1-800-334-2188.

Analyst Contact:	James C. Welch	(716) 857-6987
Media Contact:	Julie Coppola Cox	(716) 857-7079

The Securities and Exchange Commission (the “SEC”) permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. The Company uses the terms “probable,” “possible,” “resource potential” and other descriptions of volumes of reserves or resources potentially recoverable through additional drilling or recovery techniques that the SEC’s guidelines would prohibit us from including in filings with the SEC. These estimates are by their nature more speculative than estimates of proved reserves and, accordingly, are subject to substantially greater risk of being actually realized. Investors are urged to consider closely the disclosure in our Form 10-K and Forms 10-Q, available at www.nationalfuelgas.com. You can also obtain these forms on the SEC’s website at www.sec.gov.
Certain statements contained herein, including those regarding estimated future earnings, and statements that are identified by the use of the words “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “predicts,” “projects,” “believes,” “seeks,” “will,” “may” and similar expressions, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: financial and economic conditions, including the availability of credit, and their effect on the Company’s ability to obtain financing on acceptable terms for working capital, capital expenditures and other investments; occurrences affecting the Company’s ability to obtain financing under credit lines or other credit facilities or through the issuance of commercial paper, other short-term notes or debt or equity securities, including any downgrades in the Company’s credit ratings and changes in interest rates and other capital market conditions; changes in economic conditions, including global, national or regional recessions, and their effect on the demand for, and customers’ ability to pay for, the Company’s products and services; the creditworthiness or performance of the Company’s key suppliers, customers and counterparties; economic disruptions or uninsured losses resulting from terrorist activities, acts of war, major accidents, fires, hurricanes, other severe weather, pest infestation or other natural disasters; changes in actuarial assumptions, the interest rate environment and the return on plan/trust assets related to the Company’s pension and other post-retirement benefits, which can affect future funding obligations and costs and plan liabilities; changes in demographic patterns and weather conditions; changes in the availability and/or price of natural gas or oil and the effect of such changes on the accounting treatment of derivative financial instruments or the valuation of the Company’s natural gas and oil reserves; impairments under the SEC’s full cost ceiling test for natural gas and oil reserves; uncertainty of oil and gas reserve estimates; factors affecting the Company’s ability to successfully identify, drill for and produce economically viable natural gas and oil reserves, including among others geology, lease availability,
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weather conditions, shortages, delays or unavailability of equipment and services required in drilling operations, and the need to obtain governmental approvals and permits and comply with environmental laws and regulations; significant differences between the Company’s projected and actual production levels for natural gas or oil; changes in the availability and/or price of derivative financial instruments; changes in the price differentials between oil having different quality and/or different geographic locations, or changes in the price differentials between natural gas having different heating values and/or different geographic locations; inability to obtain new customers or retain existing ones; significant changes in competitive factors affecting the Company; changes in laws and regulations to which the Company is subject, including tax, environmental, safety and employment laws and regulations; governmental/regulatory actions, initiatives and proceedings, including those involving acquisitions, financings, rate cases (which address, among other things, allowed rates of return, rate design and retained natural gas), affiliate relationships, industry structure, franchise renewal, and environmental/safety requirements; unanticipated impacts of restructuring initiatives in the natural gas and electric industries; significant differences between the Company’s projected and actual capital expenditures and operating expenses and unanticipated project delays or changes in project costs or plans; the nature and projected profitability of pending and potential projects and other investments, and the ability to obtain necessary governmental approvals and permits; ability to successfully identify and finance acquisitions or other investments and ability to operate and integrate existing and any subsequently acquired business or properties; significant changes in tax rates or policies or in rates of inflation or interest; significant changes in the Company’s relationship with its employees or contractors and the potential adverse effects if labor disputes, grievances or shortages were to occur; changes in accounting principles or the application of such principles to the Company; the cost and effects of legal and administrative claims against the Company or activist shareholder campaigns to effect changes at the Company; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide other post-retirement benefits; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.
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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
QUARTER ENDED JUNE 30, 2009

	Exploration &	Pipeline &		Energy	Corporate /
(Thousands of Dollars)	Production	Storage	Utility	Marketing	All Other	Consolidated

Third quarter 2008 GAAP earnings	$39,791	$12,534	$7,848	$478	$(796)	$59,855

Drivers of operating results
Higher (lower) crude oil prices	(12,261)					(12,261)
Higher (lower) natural gas prices	(15,946)					(15,946)
Higher (lower) natural gas production	4,155					4,155
Higher (lower) crude oil production	5,758					5,758
Lower (higher) lease operating expenses	2,838					2,838

Higher (lower) transportation revenues		2,183				2,183
Higher (lower) efficiency gas revenues		(2,534)				(2,534)
Lower (higher) operating costs			480	632	1,063	2,175

Higher (lower) usage			(430)			(430)

Income from unconsolidated subsidiaries					(607)	(607)

Higher (lower) margins				395	(234)	161

Higher (lower) AFUDC*		(937)				(937)
Higher (lower) interest income	(1,254)				272	(982)
Lower (higher) interest expense	1,659	(1,401)	(1,861)		(774)	(2,377)

Lower (higher) income tax expense / effective tax rate	2,443				803	3,246

All other / rounding	(100)	(624)	(641)	(174)	146	(1,393)

Third quarter 2009 GAAP earnings	$27,083	$9,221	$5,396	$1,331	$(127)	$42,904

*	AFUDC = Allowance for Funds Used During Construction

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
QUARTER ENDED JUNE 30, 2009

	Exploration &	Pipeline &		Energy	Corporate /
	Production	Storage	Utility	Marketing	All Other	Consolidated

Third quarter 2008 GAAP earnings	$0.48	$0.15	$0.09	$—	$—	$0.72

Drivers of operating results
Higher (lower) crude oil prices	(0.15)					(0.15)
Higher (lower) natural gas prices	(0.20)					(0.20)
Higher (lower) natural gas production	0.05					0.05
Higher (lower) crude oil production	0.07					0.07
Lower (higher) lease operating expenses	0.04					0.04

Higher (lower) transportation and storage revenues		0.03				0.03
Higher (lower) efficiency gas revenues		(0.03)				(0.03)
Lower (higher) operating costs			0.01	0.01	0.01	0.03

Higher (lower) usage			(0.01)			(0.01)

Income from unconsolidated subsidiaries					(0.01)	(0.01)

Higher (lower) margins				0.01	—	0.01

Higher (lower) AFUDC*		(0.01)				(0.01)
Higher (lower) interest income	(0.02)				—	(0.02)
Lower (higher) interest expense	0.02	(0.02)	(0.02)		(0.01)	(0.03)

Lower (higher) income tax expense / effective tax rate	0.03				0.01	0.04

All other / rounding (including impact of lower weighted average shares)	0.01	(0.01)	—	—	—	—

Third quarter 2009 GAAP earnings	$0.33	$0.11	$0.07	$0.02	$—	$0.53

*	AFUDC = Allowance for Funds Used During Construction

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
NINE MONTHS ENDED JUNE 30, 2009

	Exploration &	Pipeline &		Energy	Corporate /
(Thousands of Dollars)	Production	Storage	Utility	Marketing	All Other	Consolidated

Nine months ended June 30, 2008 GAAP earnings	$108,385	$40,931	$62,228	$7,079	$6,840	$225,463
Items impacting comparability:
Gain on sale of turbine					(586)	(586)

Nine months ended June 30, 2008 operating results	108,385	40,931	62,228	7,079	6,254	224,877

Drivers of operating results
Higher (lower) crude oil prices	(28,048)					(28,048)
Higher (lower) natural gas prices	(17,543)					(17,543)
Higher (lower) natural gas production	(6,799)					(6,799)
Higher (lower) crude oil production	8,996					8,996
Lower (higher) lease operating expenses	3,145					3,145

Higher (lower) transportation revenues		7,884				7,884
Higher (lower) efficiency gas revenues		(4,384)				(4,384)
Lower (higher) operating costs	(3,030)		1,695	391	3,665	2,721
Lower (higher) depreciation / depletion	1,911	(1,162)				749

Colder weather in Pennsylvania			1,961			1,961
Higher (lower) usage			(1,886)			(1,886)
Regulatory true-up adjustments			(356)			(356)

Income from unconsolidated subsidiaries					(1,483)	(1,483)

Higher (lower) margins			(1,419)	612	(6,887)	(7,694)

Higher (lower) AFUDC*		661				661
Higher (lower) interest income	(4,611)	141			(1,895)	(6,365)
Lower (higher) interest expense	4,695	(3,114)	(683)		(1,341)	(443)

Lower (higher) income tax expense / effective tax rate	3,180		(1,212)	(380)	3,474	5,062
All other / rounding	(440)	625	(25)	(193)	(332)	(365)

Nine months ended June 30, 2009 operating results	69,841	41,582	60,303	7,509	1,455	180,690
Items impacting comparability:
Gain on life insurance policies					2,312	2,312
Impairment of investment in partnership					(1,085)	(1,085)
Impairment of oil and gas properties	(108,207)					(108,207)

Nine months ended June 30, 2009 GAAP earnings	$(38,366)	$41,582	$60,303	$7,509	$2,682	$73,710

*	AFUDC = Allowance for Funds Used During Construction

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
NINE MONTHS ENDED JUNE 30, 2009

	Exploration &	Pipeline &		Energy	Corporate /
	Production	Storage	Utility	Marketing	All Other	Consolidated

Nine months ended June 30, 2008 GAAP earnings	$1.28	$0.48	$0.73	$0.08	$0.08	$2.65
Items impacting comparability:
Gain on sale of turbine					(0.01)	(0.01)

Nine months ended June 30, 2008 operating results	1.28	0.48	0.73	0.08	0.07	2.64

Drivers of operating results
Higher (lower) crude oil prices	(0.35)					(0.35)
Higher (lower) natural gas prices	(0.22)					(0.22)
Higher (lower) natural gas production	(0.08)					(0.08)
Higher (lower) crude oil production	0.11					0.11
Lower (higher) lease operating expenses	0.04					0.04

Higher (lower) transportation and storage revenues		0.10				0.10
Higher (lower) efficiency gas revenues		(0.05)				(0.05)
Lower (higher) operating costs	(0.04)		0.02	—	0.05	0.03
Lower (higher) depreciation / depletion	0.02	(0.01)				0.01

Colder weather in Pennsylvania			0.02			0.02
Higher (lower) usage			(0.02)			(0.02)
Regulatory true-up adjustments			—			—

Income from unconsolidated subsidiaries					(0.02)	(0.02)

Higher (lower) margins			(0.02)	0.01	(0.09)	(0.10)

Higher (lower) AFUDC*		0.01				0.01
Higher (lower) interest income	(0.06)	—			(0.02)	(0.08)
Lower (higher) interest expense	0.06	(0.04)	(0.01)		(0.02)	(0.01)

Lower (higher) income tax expense / effective tax rate	0.04		(0.02)	—	0.04	0.06

All other / rounding (including impact of lower weighted average shares)	0.08	0.03	0.05	—	—	0.16

Nine months ended June 30, 2009 operating results	0.88	0.52	0.75	0.09	0.01	2.25
Items impacting comparability:
Gain on life insurance policies					0.03	0.03
Impairment of investment in partnership					(0.01)	(0.01)
Impairment of oil and gas properties	(1.35)					(1.35)

Nine months ended June 30, 2009 GAAP earnings	$(0.47)	$0.52	$0.75	$0.09	$0.03	$0.92

*	AFUDC = Allowance for Funds Used During Construction

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
(Thousands of Dollars, except per share amounts)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	(Unaudited)		(Unaudited)
	2009	2008	2009	2008
SUMMARY OF OPERATIONS
Operating Revenues	$367,111	$548,382	$1,778,919	$2,002,503

Operating Expenses:
Purchased Gas	126,969	272,893	941,171	1,082,340
Operation and Maintenance	90,821	102,602	310,605	325,642
Property, Franchise and Other Taxes	17,576	19,135	56,709	58,206
Depreciation, Depletion and Amortization	43,659	42,804	127,715	129,337
Impairment of Oil and Gas Producing Properties	—	—	182,811	—

	279,025	437,434	1,619,011	1,595,525

Operating Income	88,086	110,948	159,908	406,978

Other Income (Expense):
Income from Unconsolidated Subsidiaries	627	1,561	915	4,866
Interest Income	1,460	3,086	4,358	8,356
Other Income	664	1,649	6,459	4,982
Interest Expense on Long-Term Debt	(21,756)	(19,468)	(57,357)	(52,045)
Other Interest Expense	(2,539)	(1,199)	(5,013)	(4,209)

Income Before Income Taxes	66,542	96,577	109,270	368,928

Income Tax Expense	23,638	36,722	35,560	143,465

Net Income Available for Common Stock	$42,904	$59,855	$73,710	$225,463

Earnings Per Common Share:
Basic	$0.54	$0.74	$0.93	$2.72

Diluted	$0.53	$0.72	$0.92	$2.65

Weighted Average Common Shares:
Used in Basic Calculation	79,551,195	81,342,788	79,450,838	82,789,748

Used in Diluted Calculation	80,391,402	83,712,193	80,248,787	85,000,381

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	September 30,
(Thousands of Dollars)	2009	2008

ASSETS
Property, Plant and Equipment	$5,078,088	$4,873,969
Less — Accumulated Depreciation, Depletion and Amortization	2,010,584	1,719,869

Net Property, Plant and Equipment	3,067,504	3,154,100

Current Assets:
Cash and Temporary Cash Investments	433,230	68,239
Cash Held in Escrow	2,000	—
Hedging Collateral Deposits	6,359	1
Receivables — Net	200,594	185,397
Unbilled Utility Revenue	14,568	24,364
Gas Stored Underground	27,721	87,294
Materials and Supplies — at average cost	24,768	31,317
Unrecovered Purchased Gas Costs	1,900	37,708
Other Current Assets	32,477	65,158
Deferred Income Taxes	33,009	—

Total Current Assets	776,626	499,478

Other Assets:
Recoverable Future Taxes	83,543	82,506
Unamortized Debt Expense	15,345	13,978
Other Regulatory Assets	196,278	189,587
Deferred Charges	1,790	4,417
Other Investments	73,174	80,640
Investments in Unconsolidated Subsidiaries	15,094	16,279
Goodwill	5,476	5,476
Intangible Assets	24,627	26,174
Prepaid Post-Retirement Benefit Costs	21,738	21,034
Fair Value of Derivative Financial Instruments	66,193	28,786
Other	7,914	7,732

Total Other Assets	511,172	476,609

Total Assets	$4,355,302	$4,130,187

CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders’ Equity
Common Stock, $1 Par Value Authorized — 200,000,000 Shares; Issued and Outstanding — 79,881,482 Shares and 79,120,544 Shares, Respectively	$79,881	$79,121
Paid in Capital	589,295	567,716
Earnings Reinvested in the Business	948,262	953,799

Total Common Shareholder Equity Before Items of Other Comprehensive Income	1,617,438	1,600,636
Accumulated Other Comprehensive Income	17,234	2,963

Total Comprehensive Shareholders’ Equity	1,634,672	1,603,599
Long-Term Debt, Net of Current Portion	1,249,000	999,000

Total Capitalization	2,883,672	2,602,599

Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper	—	—
Current Portion of Long-Term Debt	—	100,000
Accounts Payable	69,762	142,520
Amounts Payable to Customers	45,772	2,753
Dividends Payable	26,761	25,714
Interest Payable on Long-Term Debt	18,722	22,114
Customer Advances	3,229	33,017
Other Accruals and Current Liabilities	198,057	45,220
Deferred Income Taxes	—	1,871
Fair Value of Derivative Financial Instruments	1,815	1,362

Total Current and Accrued Liabilities	364,118	374,571

Deferred Credits:
Deferred Income Taxes	589,380	634,372
Taxes Refundable to Customers	18,459	18,449
Unamortized Investment Tax Credit	4,165	4,691
Cost of Removal Regulatory Liability	107,245	103,100
Other Regulatory Liabilities	115,617	91,933
Pension and Other Post-Retirement Liabilities	61,404	78,909
Asset Retirement Obligations	86,559	93,247
Other Deferred Credits	124,683	128,316

Total Deferred Credits	1,107,512	1,153,017

Commitments and Contingencies	—	—

Total Capitalization and Liabilities	$4,355,302	$4,130,187

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended
	June 30,
(Thousands of Dollars)	2009	2008

Operating Activities:
Net Income Available for Common Stock	$73,710	$225,463
Adjustments to Reconcile Net Income to Net Cash
Provided by Operating Activities:
Impairment of Oil and Gas Producing Properties	182,811	—
Depreciation, Depletion and Amortization	127,715	129,337
Deferred Income Taxes	(85,494)	27,603
Income from Unconsolidated Subsidiaries, Net of Cash Distributions	180	1,340
Impairment of Investment in Partnership	1,804	—
Excess Tax Benefits Associated with Stock-Based Compensation Awards	(5,927)	(16,275)
Other	9,365	(1,120)
Change in:
Hedging Collateral Deposits	(6,358)	(26,712)
Receivables and Unbilled Utility Revenue	(5,520)	(129,102)
Gas Stored Underground and Materials and Supplies	71,491	14,819
Unrecovered Purchased Gas Costs	35,808	9,089
Prepayments and Other Current Assets	37,904	17,370
Accounts Payable	(82,146)	53,081
Amounts Payable to Customers	43,019	2,455
Customer Advances	(29,788)	(22,863)
Other Accruals and Current Liabilities	166,217	94,031
Other Assets	(8,517)	19,178
Other Liabilities	(14,453)	17,373

Net Cash Provided by Operating Activities	$511,821	$415,067

Investing Activities:
Capital Expenditures	($237,126)	($264,728)
Investment in Partnership	(800)	—
Cash Held in Escrow	(2,000)	58,397
Net Proceeds from Sale of Oil and Gas Producing Properties	3,701	5,675
Other	(1,674)	(3,414)

Net Cash Used in Investing Activities	($237,899)	($204,070)

Financing Activities:
Excess Tax Benefits Associated with Stock-Based Compensation Awards	$5,927	$16,275
Shares Repurchased under Repurchase Plan	—	(129,592)
Net Proceeds from Issuance of Long-Term Debt	247,780	296,655
Reduction of Long-Term Debt	(100,000)	(200,024)
Dividends Paid on Common Stock	(77,398)	(77,204)
Proceeds From Issuance of Common Stock	14,760	17,285

Net Cash Provided by (Used In) Financing Activities	$91,069	($76,605)

Net Increase in Cash and Temporary Cash Investments	364,991	134,392
Cash and Temporary Cash Investments at Beginning of Period	68,239	124,806

Cash and Temporary Cash Investments at June 30	$433,230	$259,198

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
(Thousands of Dollars, except per share amounts)	2009	2008	Variance	2009	2008	Variance

EXPLORATION AND PRODUCTION SEGMENT
Operating Revenues	$97,619	$126,154	$(28,535)	$281,410	$348,829	$(67,419)

Operating Expenses:
Operation and Maintenance:
General and Administrative Expense	6,849	5,924	925	22,465	18,676	3,789
Lease Operating Expense	11,775	14,964	(3,189)	36,944	41,112	(4,168)
All Other Operation and Maintenance Expense	2,325	3,708	(1,383)	8,599	7,727	872
Property, Franchise and Other Taxes (Lease Operating Expense)	2,341	3,518	(1,177)	7,722	8,394	(672)
Depreciation, Depletion and Amortization	23,472	23,249	223	67,159	70,098	(2,939)
Impairment of Oil and Gas Producing Properties	—	—	—	182,811	—	182,811

	46,762	51,363	(4,601)	325,700	146,007	179,693

Operating Income (Loss)	50,857	74,791	(23,934)	(44,290)	202,822	(247,112)

Other Income (Expense):
Interest Income	319	2,247	(1,928)	2,186	9,280	(7,094)
Other Income	—	—	—	—	18	(18)
Other Interest Expense	(7,905)	(10,457)	2,552	(25,452)	(32,675)	7,223

Income (Loss) Before Income Taxes	43,271	66,581	(23,310)	(67,556)	179,445	(247,001)
Income Tax Expense (Benefit)	16,188	26,790	(10,602)	(29,190)	71,060	(100,250)

Net Income (Loss)	$27,083	$39,791	$(12,708)	$(38,366)	$108,385	$(146,751)

Net Income (Loss) Per Share (Diluted)	$0.33	$0.48	$(0.15)	$(0.47)	$1.28	$(1.75)

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
	2009	2008	Variance	2009	2008	Variance

PIPELINE AND STORAGE SEGMENT
Revenues from External Customers	$30,791	$32,054	$(1,263)	$105,904	$101,871	$4,033
Intersegment Revenues	20,033	20,131	(98)	62,026	61,340	686

Total Operating Revenues	50,824	52,185	(1,361)	167,930	163,211	4,719

Operating Expenses:
Purchased Gas	8	(4)	12	137	(13)	150
Operation and Maintenance	16,690	16,462	228	50,546	50,877	(331)
Property, Franchise and Other Taxes	4,281	4,007	274	12,789	12,539	250
Depreciation, Depletion and Amortization	8,750	8,344	406	26,416	24,629	1,787

	29,729	28,809	920	89,888	88,032	1,856

Operating Income	21,095	23,376	(2,281)	78,042	75,179	2,863

Other Income (Expense):
Interest Income	546	562	(16)	943	726	217
Other Income	175	1,124	(949)	3,192	2,545	647
Interest Expense on Long-Term Debt	—	—	—	—	(31)	31
Other Interest Expense	(6,505)	(4,350)	(2,155)	(14,760)	(9,938)	(4,822)

Income Before Income Taxes	15,311	20,712	(5,401)	67,417	68,481	(1,064)
Income Tax Expense	6,090	8,178	(2,088)	25,835	27,550	(1,715)

Net Income	$9,221	$12,534	$(3,313)	$41,582	$40,931	$651

Net Income Per Share (Diluted)	$0.11	$0.15	$(0.04)	$0.52	$0.48	$0.04

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
(Thousands of Dollars, except per share amounts)	2009	2008	Variance	2009	2008	Variance

UTILITY SEGMENT
Revenues from External Customers	$158,310	$217,339	$(59,029)	$1,009,962	$1,067,194	$(57,232)
Intersegment Revenues	2,940	3,154	(214)	13,339	13,567	(228)

Total Operating Revenues	161,250	220,493	(59,243)	1,023,301	1,080,761	(57,460)

Operating Expenses:
Purchased Gas	80,505	137,949	(57,444)	681,989	735,259	(53,270)
Operation and Maintenance	42,404	44,202	(1,798)	155,088	157,980	(2,892)
Property, Franchise and Other Taxes	10,491	11,120	(629)	34,822	35,750	(928)
Depreciation, Depletion and Amortization	10,010	9,625	385	29,670	29,452	218

	143,410	202,896	(59,486)	901,569	958,441	(56,872)

Operating Income	17,840	17,597	243	121,732	122,320	(588)

Other Income (Expense):
Interest Income	430	326	104	1,349	688	661
Other Income	251	279	(28)	763	883	(120)
Other Interest Expense	(9,728)	(6,865)	(2,863)	(22,820)	(21,770)	(1,050)

Income Before Income Taxes	8,793	11,337	(2,544)	101,024	102,121	(1,097)
Income Tax Expense	3,397	3,489	(92)	40,721	39,893	828

Net Income	$5,396	$7,848	$(2,452)	$60,303	$62,228	$(1,925)

Net Income Per Share (Diluted)	$0.07	$0.09	$(0.02)	$0.75	$0.73	$0.02

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
	2009	2008	Variance	2009	2008	Variance

ENERGY MARKETING SEGMENT
Operating Revenues	$71,894	$162,129	$(90,235)	$350,445	$440,111	$(89,666)

Operating Expenses:
Purchased Gas	68,496	159,339	(90,843)	333,386	423,991	(90,605)
Operation and Maintenance	1,412	2,384	(972)	4,568	5,170	(602)
Property, Franchise and Other Taxes	6	9	(3)	22	32	(10)
Depreciation, Depletion and Amortization	11	10	1	31	32	(1)

	69,925	161,742	(91,817)	338,007	429,225	(91,218)

Operating Income	1,969	387	1,582	12,438	10,886	1,552

Other Income (Expense):
Interest Income	39	206	(167)	67	293	(226)
Other Income	91	73	18	201	206	(5)
Other Interest Expense	(14)	(6)	(8)	(209)	(133)	(76)

Income Before Income Taxes	2,085	660	1,425	12,497	11,252	1,245
Income Tax Expense	754	182	572	4,988	4,173	815

Net Income	$1,331	$478	$853	$7,509	$7,079	$430

Net Income Per Share (Diluted)	$0.02	$—	$0.02	$0.09	$0.08	$0.01

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
(Thousands of Dollars, except per share amounts)	2009	2008	Variance	2009	2008	Variance

ALL OTHER
Revenues from External Customers	$8,269	$10,509	$(2,240)	$30,523	$44,002	$(13,479)
Intersegment Revenues	374	4,439	(4,065)	3,890	10,251	(6,361)

Total Operating Revenues	8,643	14,948	(6,305)	34,413	54,253	(19,840)

Operating Expenses:
Purchased Gas	1,181	3,229	(2,048)	4,538	7,941	(3,403)
Operation and Maintenance	8,748	12,632	(3,884)	28,151	33,388	(5,237)
Property, Franchise and Other Taxes	385	410	(25)	1,140	1,277	(137)
Depreciation, Depletion and Amortization	1,243	1,403	(160)	3,918	4,609	(691)

	11,557	17,674	(6,117)	37,747	47,215	(9,468)

Operating Income (Loss)	(2,914)	(2,726)	(188)	(3,334)	7,038	(10,372)

Other Income (Expense):
Income from Unconsolidated Subsidiaries	627	1,561	(934)	915	4,866	(3,951)
Interest Income	52	298	(246)	543	920	(377)
Other Income	26	132	(106)	38	1,052	(1,014)
Other Interest Expense	(560)	(848)	288	(1,921)	(2,927)	1,006

Income (Loss) Before Income Taxes	(2,769)	(1,583)	(1,186)	(3,759)	10,949	(14,708)
Income Tax Expense (Benefit)	(1,683)	(623)	(1,060)	(3,713)	3,598	(7,311)

Net Income (Loss)	$(1,086)	$(960)	$(126)	$(46)	$7,351	$(7,397)

Net Income Per Share (Diluted)	$(0.01)	$—	$(0.01)	$—	$0.09	$(0.09)

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
(Thousands of Dollars, except per share amounts)	2009	2008	Variance	2009	2008	Variance

CORPORATE
Revenues from External Customers	$228	$197	$31	$675	$496	$179
Intersegment Revenues	1,003	961	42	3,062	2,883	179

Total Operating Revenues	1,231	1,158	73	3,737	3,379	358

Operating Expenses:
Operation and Maintenance	1,747	3,391	(1,644)	7,682	13,915	(6,233)
Property, Franchise and Other Taxes	72	71	1	214	214	—
Depreciation, Depletion and Amortization	173	173	—	521	517	4

	1,992	3,635	(1,643)	8,417	14,646	(6,229)

Operating Loss	(761)	(2,477)	1,716	(4,680)	(11,267)	6,587

Other Income (Expense):
Interest Income	22,553	21,890	663	62,243	64,780	(2,537)
Other Income	121	41	80	2,265	278	1,987
Interest Expense on Long-Term Debt	(21,756)	(19,468)	(2,288)	(57,357)	(52,014)	(5,343)
Other Interest Expense	(306)	(1,116)	810	(2,824)	(5,097)	2,273

Income (Loss) Before Income Taxes	(149)	(1,130)	981	(353)	(3,320)	2,967
Income Tax Benefit	(1,108)	(1,294)	186	(3,081)	(2,809)	(272)

Net Income (Loss)	$959	$164	$795	$2,728	$(511)	$3,239

Net Income (Loss) Per Share (Diluted)	$0.01	$—	$0.01	$0.03	$(0.01)	$0.04

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
	2009	2008	Variance	2009	2008	Variance

INTERSEGMENT ELIMINATIONS
Intersegment Revenues	$(24,350)	$(28,685)	$4,335	$(82,317)	$(88,041)	$5,724

Operating Expenses:
Purchased Gas	(23,221)	(27,620)	4,399	(78,879)	(84,838)	5,959
Operation and Maintenance	(1,129)	(1,065)	(64)	(3,438)	(3,203)	(235)

	(24,350)	(28,685)	4,335	(82,317)	(88,041)	5,724

Operating Income	—	—	—	—	—	—

Other Income (Expense):
Interest Income	(22,479)	(22,443)	(36)	(62,973)	(68,331)	5,358
Other Interest Expense	22,479	22,443	36	62,973	68,331	(5,358)

Net Income	$—	$—	$—	$—	$—	$—

Net Income Per Share (Diluted)	$—	$—	$—	$—	$—	$—

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
SEGMENT INFORMATION (Continued)
(Thousands of Dollars)

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
	(Unaudited)			(Unaudited)
			Increase			Increase
	2009	2008	(Decrease)	2009	2008	(Decrease)

Capital Expenditures:
Exploration and Production (1)	$34,517	$75,681	$(41,164)	$151,678	$140,543	$11,135
Pipeline and Storage (2)	7,020	49,094	(42,074)	34,854	106,204	(71,350)
Utility	14,557	14,939	(382)	40,380	38,836	1,544
Energy Marketing	14	6	8	25	21	4

Total Reportable Segments	56,108	139,720	(83,612)	226,937	285,604	(58,667)
All Other	2,931	108	2,823	3,005	1,303	1,702
Corporate	104	48	56	149	83	66
Eliminations	—	—	—	(344)	(2,407)	2,063

Total Capital Expenditures	$59,143	$139,876	$(80,733)	$229,747	$284,583	$(54,836)

(1)	Amount for the nine months ended June 30, 2009 includes $9.4 million of accrued capital expenditures, the majority of which was in the Appalachian region. This amount has been excluded from the Consolidated Statement of Cash Flows at June 30, 2009 since it represents a non-cash investing activity at that date.

(2)	Amount for the nine months ended June 30, 2009 excludes $16.8 million of capital expenditures related to the Empire Connector project accrued at September 30, 2008 and paid during the nine months ended June 30, 2009. This amount was excluded from the Consolidated Statement of Cash Flows at September 30, 2008 since it represented a non-cash investing activity at that date. The amount has been included in the Consolidated Statement of Cash Flows at June 30, 2009.
     DEGREE DAYS

				Percent Colder
				(Warmer) Than:
Three Months Ended June 30	Normal	2009	2008	Normal	Last Year

Buffalo, NY	927	854	817	(7.9)	4.5
Erie, PA	885	821	762	(7.2)	7.7

Nine Months Ended June 30

Buffalo, NY	6,514	6,558	6,175	0.7	6.2
Erie, PA	6,108	6,064	5,737	(0.7)	5.7

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
EXPLORATION AND PRODUCTION INFORMATION

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
			Increase			Increase
	2009	2008	(Decrease)	2009	2008	(Decrease)

Gas Production/Prices:
Production (MMcf)
Gulf Coast	3,307	3,019	288	7,118	8,868	(1,750)
West Coast	1,014	1,007	7	3,063	3,010	53
Appalachia	2,155	1,793	362	6,065	5,538	527

Total Production	6,476	5,819	657	16,246	17,416	(1,170)

Average Prices (Per Mcf)
Gulf Coast	$3.95	$12.17	$(8.22)	$4.90	$9.66	$(4.76)
West Coast	3.04	10.61	(7.57)	4.10	8.43	(4.33)
Appalachia	4.11	11.53	(7.42)	6.06	9.25	(3.19)
Weighted Average	3.86	11.71	(7.85)	5.18	9.32	(4.14)
Weighted Average after Hedging	5.94	9.73	(3.79)	7.28	8.95	(1.67)

Oil Production/Prices:
Production (Thousands of Barrels)
Gulf Coast	176	124	52	470	409	61
West Coast	654	598	56	1,984	1,825	159
Appalachia	14	23	(9)	41	88	(47)

Total Production	844	745	99	2,495	2,322	173

Average Prices (Per Barrel)
Gulf Coast	$56.29	$124.43	$(68.14)	$50.64	$103.46	$(52.82)
West Coast	55.77	114.35	(58.58)	46.84	94.64	(47.80)
Appalachia	48.93	114.99	(66.06)	54.90	94.18	(39.28)
Weighted Average	55.77	116.05	(60.28)	47.69	96.17	(48.48)
Weighted Average after Hedging	67.19	89.55	(22.36)	62.67	79.97	(17.30)

Total Production (Mmcfe)	11,540	10,289	1,251	31,216	31,348	(132)

Selected Operating Performance Statistics:
General & Administrative Expense per Mcfe (1)	$0.59	$0.58	$0.01	$0.72	$0.60	$0.12
Lease Operating Expense per Mcfe (1)	$1.22	$1.80	$(0.58)	$1.43	$1.58	$(0.15)
Depreciation, Depletion & Amortization per Mcfe (1)	$2.03	$2.26	$(0.23)	$2.15	$2.24	$(0.09)

(1)	Refer to page 17 for the General and Administrative Expense, Lease Operating Expense and Depreciation, Depletion, and Amortization Expense for the Exploration and Production segment.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
EXPLORATION AND PRODUCTION INFORMATION
Hedging Summary for the Remaining Three Months of Fiscal 2009

SWAPS	Volume	Average Hedge Price
Oil	0.3 MMBBL	$83.12 / BBL
Gas	2.3 BCF	$9.44 / MCF
Hedging Summary for Fiscal 2010

SWAPS	Volume	Average Hedge Price
Oil	1.4 MMBBL	$77.83 / BBL
Gas	13.0 BCF	$7.22 / MCF
Hedging Summary for Fiscal 2011

SWAPS	Volume	Average Hedge Price
Oil	0.6 MMBBL	$66.54 / BBL
Gas	9.1 BCF	$7.31 / MCF
Hedging Summary for Fiscal 2012

SWAPS	Volume	Average Hedge Price
Oil	0.4 MMBBL	$62.95 / BBL
Gas	7.7 BCF	$7.50 / MCF
Gross Wells in Process of Drilling
Nine Months Ended June 30, 2009

				Total
	Gulf	West	East	Company

Wells in Process – Beginning of Period
Exploratory	1.00	0.00	25.00	26.00
Developmental	1.00	1.00	123.00	125.00
Wells Commenced
Exploratory	0.00	0.00	12.00	12.00
Developmental	0.00	26.00	146.00	172.00
Wells Completed
Exploratory	1.00	0.00	2.00	3.00
Developmental	0.00	26.00	183.00	209.00
Wells Plugged & Abandoned
Exploratory	0.00	0.00	3.00	3.00
Developmental	1.00	0.00	0.00	1.00
Wells in Process – End of Period
Exploratory	0.00	0.00	32.00	32.00
Developmental	0.00	1.00	86.00	87.00
Net Wells in Process of Drilling
Nine Months Ended June 30, 2009

				Total
	Gulf	West	East	Company

Wells in Process — Beginning of Period
Exploratory	0.29	0.00	24.00	24.29
Developmental	0.30	1.00	122.00	123.30
Wells Commenced
Exploratory	0.00	0.00	9.50	9.50
Developmental	0.00	26.00	145.00	171.00
Wells Completed
Exploratory	0.29	0.00	2.00	2.29
Developmental	0.00	26.00	183.00	209.00
Wells Plugged & Abandoned
Exploratory	0.00	0.00	3.00	3.00
Developmental	0.30	0.00	0.00	0.30
Wells in Process — End of Period
Exploratory	0.00	0.00	28.50	28.50
Developmental	0.00	1.00	84.00	85.00

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
EXPLORATION AND PRODUCTION INFORMATION
Fiscal 2010 Financial & Operating Guidance

Total Production (Bcfe)	42 - 48

Production by Division (Bcfe)

Gulf	11 - 13
East	11 - 14
West	20 - 21
Guidance Based on Crude Oil Average 2010 NYMEX Price ($/Bbl) (without hedges) of $75.00
Forecast price differentials

Gulf	-$2.00 to -$8.00
East	-$5.00 to -$7.00
West	-$8.00 to -$11.00
Guidance Based on Natural Gas Average 2010 NYMEX Price ($/MMBtu) (without hedges) of $5.00
Forecast price differentials

Gulf	$0.00 to -$0.20
East	$0.00 to +$0.50
West	-$0.75 to -$1.00
Cost and Expenses $  per Mcfe

Lease Operating Expenses	$1.35 - $1.50
Depreciation, Depletion and Amortization	$2.25 - $2.45
Other Taxes (% of Revenue)	$0.10 - $0.20

Other Operating Expenses	$8M - $9M
General and Administrative	$30M - $32M

	Capital Investment by Division	Number of Wells to be Drilled

Gulf	$10M - $18M	0 - 2
East	$150M - $182M	160 - 220
West	$15M - $25M	25 - 45
Total	$175M - $225M

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
Pipeline & Storage Throughput- (millions of cubic feet — MMcf)

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
			Increase			Increase
	2009	2008	(Decrease)	2009	2008	(Decrease)
Firm Transportation — Affiliated	17,214	16,697	517	99,411	96,849	2,562
Firm Transportation — Non-Affiliated	43,584	51,566	(7,982)	205,590	186,255	19,335
Interruptible Transportation	501	1,540	(1,039)	3,558	3,844	(286)

	61,299	69,803	(8,504)	308,559	286,948	21,611

Utility Throughput — (MMcf)

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
			Increase			Increase
	2009	2008	(Decrease)	2009	2008	(Decrease)
Retail Sales:
Residential Sales	8,468	8,618	(150)	55,001	53,881	1,120
Commercial Sales	1,221	1,334	(113)	8,984	9,197	(213)
Industrial Sales	55	77	(22)	499	524	(25)

	9,744	10,029	(285)	64,484	63,602	882
Off-System Sales	—	1,711	(1,711)	513	4,790	(4,277)
Transportation	10,747	12,086	(1,339)	52,476	55,966	(3,490)

	20,491	23,826	(3,335)	117,473	124,358	(6,885)

Energy Marketing Volumes

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
			Increase			Increase
	2009	2008	(Decrease)	2009	2008	(Decrease)
Natural Gas (MMcf)	14,634	14,641	(7)	50,459	47,189	3,270

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
FISCAL 2010 EARNINGS GUIDANCE AND SENSITIVITY

Earnings per share sensitivity to changes
Fiscal 2010 (Diluted earnings per share guidance*)		from prices used in guidance* /\
		$1 change per MMBtu gas		$5 change per Bbl oil
	Earnings Range	Increase	Decrease	Increase	Decrease
Consolidated Earnings	$2.30 - $2.60	+ $0.08	- $0.08	+ $0.08	- $0.08

*	Please refer to forward looking statement footnote beginning at page 8 of this document.

/\	This sensitivity table is current as of August 7, 2009 and only considers revenue from the Exploration and Production segment’s crude oil and natural gas sales. This revenue is based upon pricing used in the Company’s preliminary earnings forecast. For its fiscal 2010 earnings forecast, the Company is utilizing flat NYMEX equivalent commodity pricing, exclusive of basis differential, of $5 per MMBtu for natural gas and $75 per Bbl for crude oil. The sensitivities will become obsolete with the passage of time, changes in Seneca’s production forecast, changes in basis differential, as additional hedging contracts are entered into, and with the settling of hedge contracts at their maturity.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

	2009	2008
Quarter Ended June 30 (unaudited)

Operating Revenues	$367,111,000	$548,382,000

Net Income Available for Common Stock	$42,904,000	$59,855,000

Earnings Per Common Share:
Basic	$0.54	$0.74

Diluted	$0.53	$0.72

Weighted Average Common Shares:
Used in Basic Calculation	79,551,195	81,342,788

Used in Diluted Calculation	80,391,402	83,712,193

Nine Months Ended June 30 (unaudited)

Operating Revenues	$1,778,919,000	$2,002,503,000

Net Income Available for Common Stock	$73,710,000	$225,463,000

Earnings Per Common Share:
Basic	$0.93	$2.72

Diluted	$0.92	$2.65

Weighted Average Common Shares:
Used in Basic Calculation	79,450,838	82,789,748

Used in Diluted Calculation	80,248,787	85,000,381

Twelve Months Ended June 30 (unaudited)

Operating Revenues	$2,176,776,000	$2,304,533,000

Income from Continuing Operations	$116,976,000	$259,757,000
Income from Discontinued Operations, Net of Tax	—	123,395,000

Net Income Available for Common Stock	$116,976,000	$383,152,000

Earnings Per Common Share:
Basic:
Income from Continuing Operations	$1.47	$3.13
Income from Discontinued Operations	—	1.49

Net Income Available for Common Stock	$1.47	$4.62

Diluted:
Income from Continuing Operations	$1.44	$3.05
Income from Discontinued Operations	—	1.45

Net Income Available for Common Stock	$1.44	$4.50

Weighted Average Common Shares:
Used in Basic Calculation	79,805,689	82,969,977

Used in Diluted Calculation	80,994,294	85,150,920